CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-KSB of River Hawk Aviation, Inc (formerly Viva International, Inc.) for the Quarter and Year Ended December 31, 2006, I, Robert J. Scott, Chief Financial Officer of River Hawk Aviation, Inc. (formerly Viva International, Inc.) hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report on Form 10-KSB for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of River Hawk Aviation, Inc. (formerly Viva International, Inc.).

Dated: April 9,, 2007

RIVER HAWK AVIATION, INC.
(FORMERLY VIVA INTERNATIONAL, INC.)

/s/	Robert J. Scott Robert J. Scott Chief Financial Officer